Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-164961 of Berkshire Hathaway Inc. on Form S-8 of our report dated June 21, 2013, appearing in this Annual Report on Form 11-K of the Burlington Northern Santa Fe Investment and Retirement Plan for the year ended December 31, 2012.

/s/ WHITLEY PENN LLP

Whitley Penn LLP

Fort Worth, Texas

June 21, 2013